UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2012

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) – (d)  Not applicable.

(e)  On June 13, 2012, the Board of Directors of ImmunoGen, Inc. (the “Company”) approved certain amendments to the Company’s 2006 Employee, Director and Consultant Equity Incentive Plan (the “2006 Plan”).  The amendments effected the following changes to the 2006 Plan:

•                  The number of shares of common stock authorized for issuance under the 2006 Plan was increased by 3,500,000, subject to shareholder approval at the Company’s annual meeting of shareholders to be held on November 13, 2012.

•                  The definition of “Change of Control” was revised to clarify that the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring shareholder approval is not a Change of Control unless and until such transaction is consummated.

•                  Awards under the 2006 Plan are not transferable by a participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Compensation Committee in its discretion and set forth in the applicable award agreement.  However, no awards may be transferred by a participant for value.

A summary of the other material terms and conditions of the 2006 Plan is set forth in the Company’s definitive Proxy Statement dated October 4, 2010, filed with the Securities and Exchange Commission on October 4, 2010, under the caption “Amendment to 2006 Employee, Director and Consultant Equity Incentive Plan to Increase the Number of Shares Authorized for Issuance Thereunder by 4,000,000 (Notice Item 3).”  Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the amended and restated 2006 Plan filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2010.

(f)  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: June 19, 2012	/s/ Gregory D. Perry

Gregory D. Perry
Executive Vice President and Chief Financial Officer